UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 15, 2007

Date of Report (Date of earliest event reported)

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021

(Address of principal executive offices, including zip code)

(303) 327-3030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 15, 2007, Sirenza Microdevices, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) among the Company, Phillip Chuanze Liao, Yeechin Shiong Liao and Piper Jaffray & Co. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Purchase Agreement is qualified in its entirety by reference to such exhibit.

Pursuant to the Purchase Agreement, Phillip Chuanze Liao and Yeechin Shiong Liao have agreed to sell to Piper Jaffray & Co. 7,000,000 shares of the Company’s common stock at a price per share of $7.37. The offering is being made pursuant to an effective registration statement on Form S-3 (File No. 333-138776) filed with the Securities and Exchange Commission.

Phillip Chuanze Liao has served as one of the Company’s directors since the Company’s April 2006 acquisition of Premier Devices, Inc. and served as President of the Company’s wholly-owned subsidiary, Premier Devices—A Sirenza Company, from the date of the acquisition until December 11, 2006.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Purchase Agreement, dated February 15, 2007, among the Company, Phillip Chuanze Liao, Yeechin Shiong Liao and Piper Jaffray & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.

By:	/s/ Clay Simpson
Name:	Clay Simpson
Title:	General Counsel

Date: February 16, 2007

SIRENZA MICRODEVICES, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description
1.1	Purchase Agreement, dated February 15, 2007, among the Company, Phillip Chuanze Liao, Yeechin Shiong Liao and Piper Jaffray & Co.